Exhibit 99.1

Newbury Street Acquisition Corporation Announces Receipt of Nasdaq Letter

Boston, MA, May 03, 2024 (GLOBE NEWSWIRE) -- Newbury Street Acquisition Corporation (NASDAQ: NBST, the “Company”) announced today that it received a letter dated April 24, 2024, from the Listing Qualifications Department The Nasdaq Stock Market LLC, indicating that the Company was not in compliance with Nasdaq listing rule 5250(c)(1), which requires the timely filing of all required periodic financial reports with the Securities and Exchange Commission. The required filing in question is the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”).

The delay in filing the Form 10-K is related to the Company requiring additional time to finalize the financial statements for the fiscal year ended December 31, 2023, as referenced in the recent filing of Form 12b-25. The Company expects to file the Form 10-K in the near future.

ABOUT NEWBURY STREET ACQUISITION CORPORATION

Newbury Street Acquisition Corporation (NASDAQ: NBST) (“NBST”) is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. NBST is sponsored by Newbury Street Acquisition Sponsor LLC. NBST is led by Thomas Bushey, Chief Executive Officer and Kenneth King, Chief Financial Officer. NBST’s directors include Jennifer Vescio (Chief Business Development Officer at Uber), Matthew Hong (Former COO of Turner Sports), and Teddy Zee (Former EVP of Columbia Pictures). Additionally, NBST’s advisors include Ted Seides (Capital Allocators), Katie Soo (Former HBO Max and WB) and Maurice Koo (Rockpool Capital).

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contact:

Thomas Bushey, CEO

Tom.bushey@newburystreetspac.com